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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                FORM 8-A/A No. 3



                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                              CHECKFREE CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                58-2360335
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                          4411 East Jones Bridge Road
                               Norcross, GA 33092
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:  None


Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights

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Item 1. Description of Registrant's Securities to be Registered.
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         Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by CheckFree Corporation (the "Company") on December 19, 1997 (the "Original Form 8-A") relating to the rights distributed to the stockholders of the Company in connection with the Rights Agreement dated December 16, 1997 (the "Rights Agreement") between the Company and The Fifth Third Bank. The Original Form 8-A is hereby incorporated by reference herein.

         On December 16, 1997, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of common stock, par value $.01 per share, of the Company (the "Common Shares"). The dividend is payable on December 19, 1997 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date.

         On February 5, 1999, the Board of Directors of the Company approved Amendment No. 1 to the Rights Agreement (the "Amendment No. 1"). Amendment No. 1 was filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 12, 1999 (the "Amended Form 8-A"). The Amended Form 8-A is hereby incorporated by reference herein.

         On August 3, 2000, the Board of Directors of the Company approved Amendment No. 2 to the Rights Agreement (the "Amendment No. 2"). Amendment No. 2 was filed as Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 3, 2000 (the "Second Amended Form 8-A"). The Second Amended Form 8-A is hereby incorporated by reference herein.

         On November 8, 2001, the Board of Directors of the Company approved an Amendment No. 3 to the Rights Agreement. A complete copy of Amendment No. 3 is attached hereto as Exhibit 4.4 and is incorporated by reference herein.

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Item 2.  Exhibits


4.1 Rights Agreement dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 0-26802), filed on December 19, 1997, and incorporated herein by reference.

4.2 Amendment No. 1 to Rights Agreement, dated as of February 5, 1999, between the Company and The Fifth Third Bank, as Rights Agent previously filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on May 12, 1999, and incorporated herein by reference.

4.3 Amendment No. 2 to Rights Agreement, dated as of August 3, 2000, between the Company and The Fifth Third Bank, as Rights Agent previously filed as Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on October 3, 2000, and incorporated herein by reference.

4.4 Amendment No. 3 to the Rights Agreement, dated as of January 25, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent.

                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                               CHECKFREE CORPORATION



                               By: /s/ David E. Mangum
                                   -------------------------------
                               Name: David E. Mangum
                                    -------------------------------------
                               Title:  Executive Vice President and
                                       Chief Financial Officer

Dated: January 28, 2002
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                                 EXHIBIT INDEX

EXHIBIT NO.

4.1 Rights Agreement dated as of December 16, 1997, by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the form of Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock, as Exhibit B thereto the form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 0-26802), filed on December 19, 1997, and incorporated herein by reference.

4.2 Amendment No. 1 to Rights Agreement, dated as of February 5, 1999, between the Company and The Fifth Third Bank, as Rights Agent previously filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on May 12, 1999, and incorporated herein by reference.

4.3 Amendment No. 2 to Rights Agreement, dated as of August 3, 2000, between the Company and The Fifth Third Bank, as Rights Agent previously filed as Exhibit 4.3 to Amendment No. 1 to the Registration Statement on Form 8-A (file number 0-26802), filed on October 3, 2000, and incorporated herein by reference.

4.4 Amendment No. 3 to the Rights Agreement, dated as of January 25, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent.